UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

CENTURYTEL, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyTel Drive, Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 27 and 31, 2005, we entered into accelerated share repurchase agreements with affiliates of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc., respectively. For additional information, see Item 8.01 below.

Item 8.01	Other Events

Pursuant to the agreements referenced in Item 1.01 above, we repurchased approximately 12.9 million shares of our outstanding common stock on May 27 and 31, 2005 in exchange for an initial price of approximately $416.5 million. The repurchase was funded primarily with cash received by us on May 16, 2005 in connection with the settlement of equity units that we publicly sold in 2002. For additional information on the repurchases, please see our press releases dated May 13, 2005 and May 31, 2005, which are filed as Exhibits 99.1 and 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired

None

(b)	Pro forma financial information

None

(c)	Exhibits

	99.1	News Release dated May 13, 2005 (incorporated herein by reference to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2005)

	99.2	News Release dated May 31, 2005 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURYTEL, INC.

By:	/s/ Neil A. Sweasy
Neil A. Sweasy
Vice President and Controller

Dated:    June 1, 2005